Exhibit 10.2

AMENDED AND RESTATED

CENTEX CORPORATION 2001 STOCK PLAN

(Amended and Restated Effective February 11, 2009)

1. Purpose

The purpose of the Plan is to assist the Company in attracting and retaining as officers and key employees of the Company and its Affiliates, and as Directors of the Company, individuals of training, experience and ability, and to furnish additional incentive to such individuals by encouraging them to become owners of Shares, by granting to such individuals Options or Restricted Stock.  Options granted hereunder are intended to be exempt from the requirements of Section 409A of the Code, and the Plan shall be interpreted and administered in a manner consistent with that intent.

2. Definitions

Unless the context otherwise requires, the following words as used herein shall have the following meanings:

“Affiliate” — Any corporation or other entity that is a direct or indirect parent or subsidiary (including, without limitation, partnerships and limited liability companies) of the Company; provided, however, that such entity shall be considered an Affiliate only if it would be aggregated and treated as a single employer with the Company under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (group of trades or businesses under common control), as applicable, but in applying such Code Sections, an ownership threshold of 50% shall be used as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (a) Section 1563 of the Code and the regulations thereunder for determining a controlled group of corporations under Section 414(b) of the Code, and (b) Treasury Regulation Section 1.414(c)-2 for determining the trades or businesses that are under common control under Section 414(c) of the Code.

“Agreement” — The written agreement, whether delivered on paper or by electronic medium, between the Company and the Optionee or holder of Restricted Stock evidencing the Option or Restricted Stock granted by the Company, which shall be in such form and contain such provisions as the Committee may prescribe.

“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Committee” — The Compensation and Stock Option Committee of the Board, composed solely of two or more Directors who are appointed by the Board from time to time and who satisfy the requirements of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, or any successor provision.

“Company” — Centex Corporation, a Nevada corporation.

“Director” — An individual who is a member of the Board.

“Disability” — Total and permanent disability as set forth in Section 22(e)(3) of the Code, or any successor provision.

“Employer” — The Company and any Affiliate.

“Fair Market Value” — As of a particular date, (i)(A) if Shares are listed on a national securities exchange, the closing price per Share, as reported on the consolidated transaction reporting system for the New York Stock Exchange or such other national securities exchange on which Shares are listed that is at the applicable time the principal market for the Shares, or any other source selected by the Committee, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (B) if Shares are not so listed, the mean between the closing bid and asked price of Shares on that date, or, if there are no quotations available for such date, on the last preceding date on which such a quotation was reported, as reported on a recognized quotation system selected by the Committee, or, if not so reported, then as reported by The Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), or (C) at the discretion of the Committee, the value of Shares determined in good faith by the Committee, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan.  Any determination of Fair Market Value with respect to Options shall be consistent with Section 409A of the Code and the Treasury Regulations and other guidance thereunder.

“Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week.

“Option” — A nonqualified option to purchase one or more Shares granted under and pursuant to the Plan.  A nonqualified option does not satisfy the requirements of Section 422 of the Code, or any successor provision.

“Optionee” — An individual who has been granted an Option under the Plan.

“Participant” — An individual who has been granted Restricted Stock or an Option under the Plan.

“Plan” — This Centex Corporation 2001 Stock Plan.

“Restricted Stock” — Shares issued pursuant to Section 17 of the Plan.

“Retirement” — The Participant’s voluntary termination of employment from the Employer including, where the context indicates, Vested Retirement with respect to Options or Restricted Stock granted prior to April 1, 2006.

“Share” — A share of the Company’s present twenty-five cents ($0.25) par value common stock and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share.  Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

“Vested Retirement” — The voluntary termination of all employment of an Optionee or a Participant (excluding a Non-employee Director) who is a Full Time Employee from the Employer at any time after he or she (1) is age 55 or older, (2) has at least 10 Years of Service and (3) the combination of age and Years of Service equal at least 70.  Calculation of eligibility for Vested Retirement shall be based on whole years of age and Years of Service on the date as of which the calculation is being made.  Any partial years shall be disregarded.  In no event will the Plan’s Vested Retirement provisions apply to Options or Restricted Stock granted on or after April 1, 2006.

“Years of Service” — The Optionee’s or Participant’s years of employment with an Employer.  An Optionee or Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with an Employer, provided that the Optionee or Participant continues to be employed by an Employer on such anniversary date.

3. Administration

Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Option but only to the extent such extension does not result in a modification of the Option for purposes of Section 409A of the Code, accelerate the vesting or exercisability of an Option or Restricted Stock award, eliminate or make less restrictive any restrictions applicable to an Option or Restricted Stock award, waive any restriction or other provision of this Plan or an Option or Restricted Stock award or otherwise amend or modify an Option or Restricted Stock award in any manner that is either (i) not adverse to the Optionee or holder of Restricted Stock to whom such Option or Restricted Stock was granted or (ii) consented to by the Optionee or holder of Restricted Stock.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

4. Shares Subject to Plan

(a) A maximum of 3,888,482 Shares shall be subject to grants of Options or awards of Restricted Stock under the Plan; provided, however, that of such number of Shares, no more than 350,000 Shares shall be subject to awards of Restricted Stock; and provided further, that such maximum shall be increased or decreased as provided in Section 12 hereof.  The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company or any Affiliate.

(b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated.

(c) If any Option expires or is canceled without being fully exercised or is settled in cash, or if any Restricted Stock previously awarded is reacquired by the Company, the number of Shares with respect to which such Option shall not have been exercised prior to its expiration or cancellation and the number of Shares of such Restricted Stock so reacquired may again be optioned or awarded pursuant to the provisions hereof.

(d) If the option price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares to or by the Company (by either actual delivery or attestation), the number of Shares so tendered or withheld shall be eligible for reissuance under the Plan.

5. Eligibility

Eligibility for receipt of a grant of Options under the Plan shall be confined to (a) a limited number of persons who are employed by the Company or an Affiliate and hold key positions in and for the Company or an Affiliate and (b) Directors.

6. Granting of Options

(a) From time to time while the Plan is in effect, the Committee may in its absolute discretion select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its absolute discretion, determine the number of Shares to be allotted for option to each person so selected.

(b) Each person so selected shall be granted an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify.

(c) Each Option granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions of the Option.  The date that the Committee specifies to be the grant date of an Option to an individual shall constitute the date on which the Option covered by such Agreement is granted; provided, however, that the grant date of an Option will be determined in a manner that complies with Treasury Regulation Section 1.409A-1(b)(5)(vi)(B).    In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.

(d) No person may be granted Options under this Plan for more than 250,000 Shares in any one-year period.

7. Option Price

The option price for each Share covered by each Option shall not be less than 100% of the Fair Market Value of the Share at the time the Option is granted.  Notwithstanding the foregoing, if there occurs any transaction of a type described in Section 12(a), (b) or (c) hereof, the option price of the Shares subject to each existing Option adjusted pursuant to such provisions or any new Option or assumed option issued pursuant to such provisions may be different than the Fair Market Value of the Shares at the time the Option is granted; provided, however, in no event shall –

(a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the transaction over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all shares subject to the other option immediately prior to the transaction over the aggregate option price of shares subject to the other option; and

(b) the ratio of the option price to the Fair Market Value of the Shares subject to the Option immediately after the transaction be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the shares subject to the other option immediately prior to such transaction, determined on a share-by-share basis.

Notwithstanding the above, the provisions of this Section 7 shall be applied in a manner that complies with Section 409A of the Code and the Treasury Regulations and other guidance thereunder.  In the event of a conflict between the terms of this Section 7 and the above cited statute, regulations, and rulings, or in the event of an omission in this Section 7 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

8. Option Period

Each Option shall run for such period of time as the Committee may specify, but in no event for longer than seven (7) years from the date when the Option is granted, including the period of time provided in the subsections of this Section 8; and subject to the following limits:

(a) Except as provided below in this subsection (a) or in subsection (f), all rights to exercise an Option shall terminate within four (4) months after the date the Optionee ceases to be an employee of the Company or an Affiliate, or after the date the Optionee ceases to be a Director, whichever may occur later, for any reason other than death or Disability (but in no event later than the end of the original period of the Option); except that (i) in the case of an Optionee who is a Director and, on the date the Optionee ceases to be a Director (and if also an employee ceases to be an employee), has (A) at least ten (10) years of service as a Director, all Shares subject to such Option will vest on such date and all rights to exercise such Option shall terminate three (3) years after the date the Optionee ceases to be a Director (but in no event later than the end of the original period of the Option), or (B) less than ten (10) years of service as a Director, all Shares subject to such Option will continue to vest in accordance with its terms for a period of three (3) years following such date, and all rights to exercise such Option shall terminate three (3) years after such date; and (ii) if the Optionee’s employment or service as a Director is terminated for cause, the entire Option, including both exercisable and unexercisable Shares, shall immediately terminate and thereafter be null and void for all purposes.

(b) In the case of an Optionee who satisfies the test for Vested Retirement, Options granted prior to April 1, 2006 and held by such Optionee will automatically vest upon Vested Retirement.

(c) If the Optionee ceases to be employed by the Company and its Affiliates, or ceases to be a Director, whichever may occur later, by reason of his death, all rights to exercise any Option held by such Optionee shall terminate fifteen (15) months after his death (but in no event later than the end of the original period of the Option).

(d) If the employment of the Optionee with the Company or any of its Affiliates shall terminate as a result of a Disability, he may, within six (6) months following such date (but in no event later than the end of the original period of the Option), exercise any Option held by such Optionee, in each case, to the extent he was entitled to exercise such Option on the date of termination of employment.  To the extent that the Shares covered by his Option were unexercisable as of such termination of employment, the Option shall terminate.  If the Optionee does not exercise such Option (which he was entitled to exercise as of such termination) within the time specified herein, the Option shall thereupon terminate.

(e) If an Option is granted with a term shorter than seven (7) years, the Committee may extend the term of the Option, but for not more than seven (7) years from the date when the Option was originally granted.

(f) Notwithstanding the foregoing, if an Option granted prior to April 1, 2006 is held by an Optionee who retires and satisfies the test for Vested Retirement, then all rights to exercise any and all Options will terminate 12 months following the date of the Vested Retirement.  To the extent that an Agreement provides for a longer time to exercise, then such Agreement will control.

9. Options Not Transferable

Unless otherwise determined by the Committee and provided in the Agreement, no Option or interest therein shall be transferable by an Optionee otherwise than by will, the applicable laws of descent and distribution, or a domestic relations order.  The Committee may prescribe and include in an Agreement any applicable restrictions or conditions on transfer of Options.  Any attempted assignment in violation of this Section 9 shall be null and void.

10. Exercise of Options

(a) During the lifetime of an Optionee, only he or his guardian or legal representative or transferee may exercise an Option granted to him. In the event of his death, any then exercisable portion of his Option may, within fifteen (15) months thereafter or earlier date of termination of the original period of Option, be exercised in whole or in part by any person empowered to do so under the deceased Optionee’s will or under the applicable laws of descent and distribution.

(b) At any time, and from time to time, during the period when any Option, or a portion thereof, is exercisable, such Option, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require in the Agreement that any Option which is partially exercised be so exercised with respect to at least a stated minimum number of Shares.

(c) Each exercise of an Option or portion or part thereof shall be evidenced by a notice in writing by or on behalf of the Optionee to the Company.  The purchase price of the Shares for which an Option is exercised must be paid prior to issuance of the Shares.  The Exercise price of an Option must be paid by cash, certified or cashiers’ check, wire transfer, delivery (either actually or by attestation) of whole Shares owned by the Optionee, or through the withholding by the Company from the Shares otherwise issuable pursuant to the Option of an appropriate number of Shares, or any combination of the aforementioned methods of payment, prior to issuance of the Shares.  For purposes of determining the amount, if any, of the option price satisfied by delivery or withholding of Shares, such Shares shall be valued at their Fair Market Value on the date of exercise.  Any Shares actually delivered in satisfaction of all or a portion of the option price shall be appropriately endorsed for transfer and assignment to the Company.

(d) No Shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

(e) Nothing herein or in any Agreement evidencing an Option granted hereunder shall require the Company to issue any Shares upon exercise of an Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or portion or part thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purpose of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares subject to the Option shall be included in a registration statement filed by the Company or an Affiliate, such investment representation shall not be required.

11. Delivery of Shares Upon Exercise

As promptly as may be practicable after an Option, or a portion or part thereof, has been exercised as hereinabove provided, the Company shall make delivery of the Shares acquired upon exercise of such Option to the Optionee or shall cause such Optionee’s interest in such Shares to be evidenced by an entry on the Company’s books and records.

12. Changes in Company’s Shares and Certain Corporate Transactions

(a) If at any time while the Plan is in effect there shall occur any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then, and in each such event, proportionate adjustments shall be made, in accordance with Treasury Regulation Section 1.409A-1(b)(v)(5)(D), to:

(i)     to being so optioned and awarded;

(ii)    the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted, to the end that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate option price;

(iii)   the number of Shares of Restricted Stock previously awarded under the Plan, to the end that each award represents the same proportion of the Company’s issued and outstanding Shares; and

(iv)   the number of Shares subject to Options that may be granted to any person in any one-year period pursuant to the limitation set forth in Section 6(d), to the end that each such limitation represents the same proportion of the Company’s issued and outstanding Shares.

(b) If at any time while the Plan is in effect there shall occur any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Committee may, in accordance with Treasury Regulation Section 1.409A-1(b)(v)(5)(D), make proportionate adjustments to:

(i)     the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted;

(ii)    the number of Shares of Restricted Stock previously awarded under the Plan;

(iii)   the number of Shares subject to Options that may be granted to any person in any one-year period pursuant to the limitation set forth in Section 6(d); and

         (iv)    the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan;

in each case, in order to reflect the transaction and (in the case of clauses (i) and (ii) above) to the end of maintaining the proportionate interest of the holders of Options and Shares of Restricted Stock; provided, however, that such adjustments shall only be made to the extent necessary to preserve, without exceeding, the value of such Options and Shares of Restricted Stock.

(c) In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume new Options or Shares of Restricted Stock as it determines is appropriate in substitution for, or to reflect the assumption of, any other option, restricted stock grant or other award, whether or not awarded under this Plan.

(d) Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan.  Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Shares of Restricted Stock granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) Notwithstanding anything to the contrary above, a dissolution or liquidation of the Company, a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction) or a change in control (as specified below) shall cause every Option then outstanding to become exercisable in full and shall cause every restriction with respect to any Shares of Restricted Stock to terminate immediately prior to such dissolution, liquidation, merger, consolidation or change in control, to the extent not theretofore exercisable or free of restrictions, without regard to the determination as to the periods and installments of exercisability or termination of restrictions contained in the Agreements if, and only if, such Options have not at that time theretofore expired or been terminated or such Shares of Restricted Stock have not at that time theretofore been cancelled or forfeited.  For purposes of this Section 12(c), a change in control shall be deemed to have taken place if (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of Shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company or (ii) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board.  Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation or change in control, the Board may completely satisfy all obligations of the Company and its Affiliates with respect to any Options or Shares of Restricted Stock outstanding on the date of such event and

(f) cancel such Options or Shares of Restricted Stock by (A) in the case of Options, delivering to the Optionee cash in an amount equal to the difference between the aggregate option price for Shares under the Options and the Fair Market Value of such Shares on the date of such event and (B) in the case of Shares of Restricted Stock,  delivering to the holder of such Shares cash in an amount equal to the Fair Market Value of such Shares on the date of such event, which payment shall in either case be made within a reasonable time after such event.

(g) As of March 31, 2006 the number of shares available for issuance of Options or awards of Restricted Stock is 668,592, and there shall be no more awards of Restricted Stock.

13. Effective Date

The Plan shall be effective on May 17, 2001, the date of its adoption by the Board, but shall be submitted to the stockholders of the Company for approval at the next regular or special meeting thereof to be held within twelve (12) months after the Board shall have adopted the Plan.  If, at such a meeting of the stockholders of the Company, the Plan is not approved by the affirmative vote of a majority of the $0.25 par value common stock of the Company present and entitled to vote at such meeting, then, and in such event, the Plan and all Options granted under the Plan and all awards of Restricted Stock under the Plan shall become null and void and of no further force or effect.

14. Amendment, Suspension or Termination of the Plan

The Board may amend, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (a) no amendment or alteration that would adversely affect the rights of any holder under any award previously granted to such person shall be made without the consent of such person and (b) after the stockholders of the Company have ratified the Plan, no amendment or alteration that would increase the maximum number of Shares subject to the Plan (as provided in Section 4(a)) or decrease the option price of an Option below 100% of the Fair Market Value as of the date such Option was granted (as provided in Section 7) may be made without obtaining approval of the stockholders.

15. Requirements of Law

Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange.  As a condition of any sale or issuance of Shares under an Option, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to ensure compliance with any such law or regulation.

16. Modification of Options

Except as provided in Section 12, notwithstanding any other provision of this Plan to the contrary, (i) after an Option has been awarded, the price at which Shares may be purchased upon exercise of such Option shall not be amended and (ii) no Option shall be granted in exchange for a previously granted Option if the option price of such previously granted Option is greater than the option price of such replacement Option.  Notwithstanding the foregoing provisions of this Section 16, no modification or cancellation of an Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Optionee under the Plan.

17. Restricted Stock

(a) Subject to the terms and conditions of, and within the limitations of, the Plan, Shares of Restricted Stock may be awarded by the Committee to such individuals as are eligible for grants of Options, as the Committee may determine at any time and from time to time before the termination of the Plan.  Each award of Restricted Stock shall be evidenced by an Agreement setting forth the terms and conditions of the award.

(b) A Share of Restricted Stock is a Share that does not irrevocably vest in the holder or that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied.  A Share of Restricted Stock shall be subject to such other restrictions, terms and conditions as the Committee may establish, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals.

(c) If an individual receives Shares of Restricted Stock, whether or not escrowed as provided below, the individual shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock may bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the Centex Corporation 2001 Stock Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award dated ________________, 20___.

(d) In order to enforce the restrictions, terms and conditions that may be applicable to an individual’s Shares of Restricted Stock, the Committee may require the individual, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

(e) After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock to an individual, if the original certificate was legended, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the individual, either by delivery of a physical certificate or an electronic transfer to a broker.

(f) The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to an individual hereunder on such terms as the Committee may deem appropriate.

(g) Subject to the other provisions of this Section 17, including paragraph (i) below, and unless otherwise determined by the Committee, if an individual to whom Restricted Stock has been awarded ceases to be employed by the Company or an Affiliate, or ceases to be a director of the Company, whichever may occur later, for any reason prior to the satisfaction of any terms and conditions of an

(h) award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the individual and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate. In such event, the individual, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

(i) The Committee may determine that an award of Restricted Stock will be subject to restriction until one or more performance goals established by the Committee have been achieved.  With respect to such an award, the restrictions shall lapse and the award shall vest only upon achievement of the attainment of one or more pre-established, objective performance goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates and (y) the lapse of 25% of the period of service (as established in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.  A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.  Such a performance goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following:  operating income, operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), pre-tax income, net income, net earnings per share, net earnings per share growth, return on beginning stockholder’s equity, return on average net assets, total shareholder return relative to other companies in Centex Corporation’s industry group, debt/capitalization ratio and customer satisfaction.  Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  In interpreting Plan provisions applicable to performance goals, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.  Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.  No individual may be granted Restricted Stock awards subject to performance goals designed to comply with Section 162(m) of the Code having a value of more than $2,500,000 in any given one-year period.

(j) The restrictions set forth in an Agreement relative to Restricted Stock granted prior to April 1, 2006 will terminate immediately if the Participant retires and at the time of Retirement he or she qualifies for Vested Retirement under the Plan.

18. Tax Withholding

The Company shall have the right to take whatever affirmative actions are required, in the opinion of the Committee, to enable the Company or appropriate Affiliate to satisfy any applicable payroll tax withholding requirements in connection with the exercise of Options granted or Restricted Stock awarded under the Plan.  Without limiting the generality of the foregoing provision, the Company shall have the right to (a) withhold cash from a same-day-sale exercise of an Option, (b) deduct applicable taxes from any Option or Restricted Stock award by withholding, at the time of delivery and/or vesting of Shares under the Plan, an appropriate number of Shares for payment of taxes required by law, (c) permit its withholding obligations to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Option or recipient of Restricted Stock with respect to which withholding is required, in which case such Shares shall be valued based on the Fair Market Value thereof when the tax withholding is required to be made, or (d) take such other action as may be necessary in the opinion of the Company to satisfy all applicable tax withholding obligations.

19. General

(a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

(b) Nothing contained in the Plan or in any Agreement shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate or interfere in any way with the rights of the Company or any Affiliate to terminate such Optionee’s or recipient’s employment at any time.

(c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Option or award of Restricted Stock granted under it, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

(d) As partial consideration for the granting of each Option or award of Restricted Stock hereunder, the Optionee or recipient shall agree with the Company that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law or given in confidence to the individual’s spouse, tax or financial advisors or to a financial institution to the extent that such information is necessary to secure a loan.

(e) Participation in the Plan shall not preclude an individual from eligibility in any other stock option plan of the Company or any Affiliate or any old-age benefit, insurance, pension, profit sharing, retirement, bonus or other extra compensation plans that the Company or any Affiliate has adopted or may, at any time, adopt for the benefit of its employees or directors.

(f) Any payment of cash or any issuance or transfer of Shares to the Optionee or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Committee may require any Optionee or recipient of an award of Restricted Stock, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(g) Neither the Committee, the Board nor the Company guarantees the Shares from loss or depreciation.

(h) All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

(i) Records of the Company and its Affiliates regarding an individual’s period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, tenure as a Director and other matters shall be conclusive for all purposes hereunder, unless determined by the Board or Committee to be incorrect.

(j) The Company and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Board or Committee to perform their duties and functions under the Plan.

(k) The Company assumes no obligation or responsibility to an Optionee or recipient of Restricted Stock, or to such Optionee’s or recipient’s personal representatives, heirs, legatees or distributees, for any act of, or failure to act on the part of, the Board or Committee.

(l) Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

(m) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or the Agreement, as the case may be, but such provision shall be fully severable and the Plan or the Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(n) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address that it, he or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares of Stock to which such notice relates or otherwise provided to the other in accordance with the Company’s policies for maintaining such information.

(o) Any person entitled to notice hereunder may waive such notice.

(p) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees and legal representatives, upon the Company, its successors and assigns, and upon the Board and Committee and their successors.

(q) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

(r) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada, except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

(s) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

(t) Transactions related to the Plan, including but not limited to the delivery and acceptance of any Agreement and the exercise of any Option, whether in whole or in part, may be evidenced by either signed documentation or on-line transactions through the Stock Plan Services web site of the Company’s designated stock plan administrator, Fidelity Investments, or the successor thereof.

(u) If any provision of this Plan has the effect of increasing the number of shares available for Awards hereunder by adding back shares and such provision constitutes a “formula” under the formula plan rules of the New York Stock Exchange, Inc. (“NYSE”) (including Section 303A.08 of the NYSE’s Listed Company Manual), then the portion of such provision that constitutes a “formula” shall be operative only until, and shall cease to be effective on, the date that is 10 years after July 19, 2003 or, if later, the date of the most recent shareholder approval of the Plan.

Resolution related to stock options adopted by the Compensation and Management Development Committee of the Board of Directors of Centex Corporation on May 13, 2004.

    RESOLVED, that all non-qualified options held by Full Time Employees to acquire common stock of Centex Corporation awarded under any of the stock plans listed below, whether awarded before or after May 13, 2004, shall be subject to the following from and after May 13, 2004:

1.
If an optionee shall voluntarily terminate employment and at such time he or she is age 55 or older, has at least 10 Years of Service and the sum of age and Years of Service equals at least 70, then all non-qualified options held by him or her shall immediately vest upon the termination of employment (“Vested Retirement”).

2.
All rights to exercise such vested options will terminate 12 months following the date of such Vested Retirement.  However, to the extent that an option agreement provides a longer time to exercise following voluntary termination of employment, then such agreement will control.

3.
 As used herein: “Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week; and “Years of Service” means an optionee’s years of employment with Centex Corporation or any of its Affiliates.  An optionee shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed by Centex Corporation or its Affiliate, provided that the optionee continues to be employed by such employer on such anniversary date.

4.	The stock plans covered are:

● Centex Corporation Amended and Restated 1987 Stock Option Plan

● Seventh Amended and Restated 1998 Centex Corporation Employee Non-Qualified Stock Option Plan

● Amended and Restated Centex Corporation 2001 Stock Plan

● Amended and Restated Centex Corporation 2003 Equity Incentive Plan

    FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby directed to take all steps that they deem necessary or appropriate to communicate the substance of the foregoing resolution to option holders who are affected and, where they deem necessary, to document the substance of this resolution by way of amendments to the stock plans and to existing option agreements.